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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund,
Concept Series, Energy Portfolio 1999 Series, Defined Asset Funds:

We hereby consent to the use in this Registration Statement No. 333-83841 of our report dated October 22, 1999, relating to the Statement of Condition of Equity Investor Fund, Concept Series, Energy Portfolio 1999 Series, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works-- Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 22, 1999